       As filed with the Securities and Exchange Commission
             on August __, 1995     Registration No.
__________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        FONAR CORPORATION
__________________________________________________________________
      (Exact name of registrant as specified in its charter)

Delaware                                      11-2464137
__________________________________________________________________
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)
__________________________________________________________________
110 Marcus Drive, Melville, New York          11747
__________________________________________________________________
(Address of Principal Executive Office)       (Zip Code)

               1995 Non-Statutory Stock Option Plan
                      1995 Stock Bonus Plan
__________________________________________________________________
                    (Full Title of the plans)

    David B. Terry, 110 Marcus Drive, Melville, New York 11747
__________________________________________________________________
             (Name and address of agent for service)

                          (516) 694-2929
__________________________________________________________________
  (Telephone number, including area code, of agent for service)





                 CALCULATION OF REGISTRATION FEE

Title of             Amt. to be  Proposed   Proposed   Amount of
securities           registered  maximum    maximum   registration
to be registered                 offering   aggregate fee
                                 price per  offering
                                 unit*      price
------------------------------------------------------------------
Common Stock
par value $.0001     5,000,000   $2.94   $14,700,000  $5,068.97
------------------------------------------------------------------
Common Stock         5,000,000   $2.94   $14,700,000  $5,068.97
par value $.0001
underlying non-
statutory stock
options
------------------------------------------------------------------
Total               10,000,000   $2.94   $29,400,000  $10,137.94
------------------------------------------------------------------

         * Pursuant to Rule 457, subsections (h) and (c)
                 Specified Date:  August 22, 1995

                             PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed with, or furnished to, the Commission are incorporated in this registration statement by reference:

    (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act").

    (b)     All other reports filed by the registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

   (c) The description of securities which is contained in Form 8-A filed by the registrant pursuant to Section
12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

         The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities being registered will be passed upon by Henry T. Meyer, Esq., General Counsel to the registrant, 110 Marcus Drive, Melville, New York 11747. Mr. Meyer is an employee of the registrant and eligible to receive, in the discretion of the appropriate Committee or the Board of Directors, awards of shares and options under the 1995 Non-Statutory Stock Option Plan and 1995 Stock Bonus Plan.

Item 6.  Indemnification of Directors and Officers.

         Article Eighth of the Certificate of Incorporation, as amended, of the registrant provides as follows:

         The personal liability of directors to the Corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors is eliminated, provided however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article V of the By-Laws of the registrant generally provides for indemnification of its officers and directors to the full extent permitted by Delaware Corporation Law.

         Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and employees of the Company under certain conditions and subject to certain limitations.

Item 7.  Exemption From Registration Claimed.

         Not applicable. No restricted securities are to be reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits.

4.1 Article Fourth of the Certificate of Incorporation, as amended by the Certificate of Amendment filed June 9, 1995.

4.2 Specimen Common Stock Certifice incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1, Commission File No. 33-13365.

5        Opinion of Counsel re Legality.

24.1     Consent of Certified Public Accountants.

24.2     Consent of Counsel is included in Exhibit 5.

28.1     1995 Non-Statutory Stock Option Plan.

28.2     1995 Stock Bonus Plan.

Item 9.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that 1 (i) and 1(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Certificate of Incorporation and By-Laws of the registrant contain various provisions for limitation of liability and indemnification of officers and directors, as described in
Item 6. Section 145 of the Delaware General Corporation law permits indemnification of officers, directors and employees under certain conditions.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Melville, State of New York, on August 21, 1995.


                             FONAR Corporation


                             By:  Raymond V. Damadian
                                  Raymond V. Damadian, President




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title               Date



Raymond V. Damadian      Chairman of the Board     August 21, 1995
Raymond V. Damadian      of Directors, President
                         and a Director (Principal
                         Executive Officer)

Claudette Chan           Director                  August 21, 1995
Claudette Chan

                                                   August 21, 1995
Robert J. Janoff         Director
Robert J. Janoff


Herbert Maisel           Director                  August 21, 1995
Herbert Maisel

M-2541

       As filed with the Securities and Exchange Commission
                       on August ___, 1995

                                        Registration No.


------------------------------------------------------------------



                SECURITIES AND EXCHANGE COMMISSION


                             EXHIBITS
                                TO
                             FORM S-8
                      Registration Statement
                              Under
                    The Securities Act of 1933



                        FONAR CORPORATION
------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                        FONAR CORPORATION


                          EXHIBIT INDEX



EXHIBIT NO.             DESCRIPTION              PAGE

4.1               Article Fourth of the           9
                  Certificate of Incorporation,
                  as amended

5                 Opinion of Counsel              21
                  re Legality

24.1              Consent of Certified            24
                  Public Accountants

24.2              (Consent of Counsel is          26

                  included in Exhibit 5)

28.1              1995 Non-Statutory Stock        28
                  Option Plan

28.2              1995 Stock Bonus Plan           36

                           EXHIBIT 4.1

       ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION,
                            AS AMENDED

                     CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
                        FONAR CORPORATION


              FONAR Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

              First:  The name of the Corporation is FONAR
Corporation.

              Second:  In accordance with the provisions of
Section 242 of the General Corporation Law of the State of Dela ware, Article "FOURTH" of the Certificate of Incorporation of the Corporation has been amended to read as follows:

              "FOURTH.

A.  Classes and Number of Shares.

              The total number of shares of stock which the Corpo ration shall have authority to issue is 92,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as fol lows:

    1. Sixty million (60,000,000) shares of Common Stock with a par value of $.0001 per share.

    2. Four million (4,000,000) shares of Class B Common Stock, having a par value of $.0001 per share.

    3. Ten million (10,000,000) shares of Class C Common Stock, having a par value of $.0001 per share.

    4. Ten million (10,000,000) shares of Preferred Stock, having a par value of $.001 per share. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restric tions as shall be stated and expressed in the resolution or reso lutions providing for the issuance of such stock adopted by the board of directors of the Corporation.

    5.  Eight million (8,000,000) shares of Class A Non-voting
Preferred Stock, having a par value of $.0001 per share.

B.  Powers and Rights of the Common Stock, the Class B Common
    Stock, the Class C Common Stock and Class A Non-voting
    Preferred Stock.

    1. Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stock holders are entitled to give consent, the holders of the out standing shares of the Common Stock, Class B Common Stock and Class C Common Stock shall vote together without regard to class, and (a) every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name, (b) every holder of the outstanding shares of the Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Class B Common Stock standing in his name, and (c) every holder of the outstanding shares of the Class C Common Stock shall be entitled to cast thereon twenty-five (25) votes in person or by proxy for each share of the Class C Common Stock standing in his name. Except as hereinafter provided, the Class A Non-voting Preferred Stock, to the extent permitted by law, shall have no voting powers. With respect to any proposed amendment to this Certificate of Incorporation which would in crease or decrease the number of authorized shares of either the Common Stock, the Class B Common Stock, the Class C Common Stock or the Class A Non-voting Preferred Stock, increase or decrease the par value of the shares of the Common Stock, the Class B Common Stock, the Class C Common Stock or the Class A Non-voting Preferred Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock, the Class B Common Stock, the Class C Common Stock or the Class A Non-Voting Preferred Stock, so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amend ment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, the Class B Common Stock and the Class C Common Stock voting together without regard to class as hereinbefore provided.

    2.  Dividends and Distributions.

              a. Cash Dividends on Common Stock, Class B Common Stock and Class C Common Stock. At any time shares of the Class B Common Stock or Class C Common Stock are outstanding, as and when cash dividends may be declared by the Board of Directors in its discretion on the classes of Common Stock, the cash dividend pay able on shares of the Common Stock shall in all cases be, on a per share basis, one hundred twenty percent (120%) of the cash divi dend payable on shares of the Class B Common Stock and three hun dred sixty percent (360%) of the cash dividend payable on a share of the Class C Common Stock. The cash dividend payable on shares of Class B Common Stock shall in all cases be, on a per share basis, three hundred percent (300%) of the cash dividend payable on shares of Class C Common Stock. In addition, a cash dividend shall be payable in shares of the Common Stock, but not on shares of the Class B Common Stock, Class C Common Stock or Class A Non-voting Preferred Stock, in an amount equal to 3% of the amount of any cash awards (in the form of damages, royalties or other wise) rendered in connection with the enforcement by the Corpora tion of United States Patent No. 3,789,832. For purposes of cal culating the cash dividend to be paid on shares of the Common Stock, the Class B Common Stock and the Class C Common Stock, the amount of the cash dividend declared and payable on shares of the Common Stock determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof.

              b. Cash Dividends on Class A Non-voting Preferred Stock. At any time shares of Class A Non-voting Preferred Stock are outstanding, as and when cash dividends may be declared by the Board of Directors on the Common Stock, the cash dividend payable on shares of Class A Non-voting Preferred Stock shall be in all cases equal on per share basis to the dividend payable on shares of the Common Stock. In addition, a cash dividend shall be pay able on shares of the Class A Non-voting Preferred Stock, but not on shares of the Common Stock, the Class B Common Stock or the Class C Common Stock in an amount equal to three percent (3%) of the amount of any cash awards or settlements, to the extent col lected by the Corporation (in the form of damages, royalties or otherwise), in connection with the enforcement by the Corporation of United States Patent Nos. 3,789,832 (Apparatus and Method for Detecting Cancer in Tissue), 4,675,609 (Apparatus Including Per manent Magnet Configuration), 4,871,966 (Apparatus and Method for Multiple Angle Oblique MRI), 4,887,038 (Solenoidal Surface Coils for Magnetic Resonance Imaging) and 5,061,897 (Eddy Current Control in Magnetic Resonance Imaging) in the action entitled FONAR Corporation and Dr. Raymond V. Damadian v. Hitachi Ltd., Hitachi Medical Corporation of Japan, Hitachi Medical Systems

America, Inc., Summit World Trade Corporation, Hitachi Medical Corporation of America, General Electric Company, Brookhaven Magnetic Resonance Imaging, Inc., and Drucker & Genuth, MDS, P.C. D/B/A South Shore Imaging Associates (Civil Action No. 92-4196) pending in the United States District Court, Eastern District of New York, less the amount of any cash dividend payable on the Common Stock pursuant to paragraph B.2.a hereof with respect to the enforcement of Untied States Patent No. 3,789,832 (Apparatus and Method for Detecting Cancer in Tissue). Such dividend would be calculated and paid annually, or more frequently as the Board of Directors in its discretion may determine, on all amounts received by the Company in such period to which the dividend applies, commencing with the first fiscal year (or other period selected by the Board of Directors) ending after any judgment in the aforementioned lawsuit becomes final and unappealable or a binding settlement agreement becomes effective. In addition, the Board of Directors shall have the authority at any time or from time to time to increase or add to the cash dividends payable on the Class A Non-voting Preferred Stock by increasing the percentage of the cash award provided herein or by adding a percentage, in such amount as the Board of Directors may determine, of awards or settlements which may be obtained from legal actions which may be commenced with respect to the patents hereinabove specified or with respect to other patents, copyrights, intellectual property, unfair competition, unfair trade practices or the like, as the Board of Directors, in its sole discretion, may determine. The Board of Directors also shall have the authority, in its discretion, and to the extent permitted by law, at any time and from time to time, to declare cash dividends on the Class A Non-voting Preferred Stock (and solely on the Class A Non-voting Preferred Stock if the Board of Directors shall so elect) in such amounts as the Board may determine and to fix from time to time such other dividend rights with respect to the Class A Non-voting Preferred Stock as the Board in its sole discretion may determine; such authority shall include, but not be limited to, the right to make provisions for the payment of a regular cash dividend in a stated amount or in an amount to be determined in accordance with such formula or criteria as the Board may establish, to determine the times and intervals at which any such dividends shall be payable and the periods and length of time for which they shall be payable and to determine whether any such dividend shall be cumulative or noncumulative, and the Board of Directors shall have the authority, in its discretion and to the extent permitted by law, in connection with the establishing, declaration or payment of any such dividend to fix such preferences, qualifications, limitations and restrictions with respect thereto as the Board shall deem appropriate and desirable.

              c. Other Dividends and Distributions. Except as otherwise provided with respect to the Class A Non-voting Pre ferred Stock in this Certificate of Incorporation or a resolution of the Board of Directors adopted pursuant to authority granted in this Certificate of Incorporation or the Delaware General Corpora tion Law, each share of the Common Stock, the Class B Common Stock and the Class A Non-voting Preferred Stock shall be equal in re spect of rights to dividends (other than cash dividends) and dis tributions, when and as declared, in the form of stock or other property of the Corporation, and each share of the Class C Common Stock shall be entitled to one-third (1/3) of the dividends and distributions declared on the Class B Common Stock, except that in the case of dividends or other distributions payable in shares of Common Stock, Class B Common Stock, Class C Common Stock or Class A Non-voting Preferred Stock, including distributions pursuant to stock split-ups or divisions, the Board of Directors by resolution may provide that shares of the Common Stock shall be distributed only with respect to the Common Stock, shares of the Class B Common Stock shall be distributed only with respect to the Class B Common Stock, shares of Class C Common Stock shall be distributed only with respect to the Class C Common Stock and shares of the Class A Non-Voting Preferred Stock shall be distributed only with respect to the Class A Non-Voting Preferred Stock; and further, the Board of Directors in its discretion may declare dividends or other distributions solely on the Common Stock payable in shares of the Class A Non-Voting Preferred Stock.

    3. Other Rights. To the extent not otherwise provided in this Certificate of Incorporation or required by the Delaware General Corporation Law, the Class A Non-voting Preferred Stock shall have such powers, preferences, rights, qualifications, limitations and restrictions as may be fixed from time to time by the Board of Directors in its discretion, provided, however, that once the Board of Directors shall have fixed any of the foregoing it may not thereafter amend any such power, preference, right, qualification, limitation or restriction in any manner which would adversely affect the Class A Non-voting Preferred Stock without the consent of the holders of a majority of the holders of the Class A Non-voting Preferred Stock. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation or resolutions of the Board of Directors adopted pursuant to authority granted in this Cer tificate of Incorporation or the Delaware General Corporation Law, each share of the Common Stock, the Class B Common Stock and the

Class A Non-voting Preferred Stock shall have identical powers, preferences and rights, including rights in liquidation, and each share of the Class C Common Stock shall have one third (1/3) of the powers, preferences and rights, including rights in liquida tion, of a share of the Class B Common Stock. Notwithstanding the foregoing, until such time as the Board of Directors acting pur suant to the authority granted in this Certificate of Incorpora tion may grant the Class A Non-voting Preferred Stock any con version rights, the only conversion right attributable to the Common Stock, Class B Common Stock, Class C Common Stock or Class A Non-voting Preferred Stock shall be those provided in paragraph
B.6 and B.7.

    4. Issuance of the Class B Common Stock. The Board of Direc tors may only issue shares of the Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock divi dend on or split-up of the shares of the Common Stock.

    5.  Issuance of the Class C Common Stock.

              a. Initial Issuance. The Board of Directors may authorize by resolution the manner in which shares of the Class C Common Stock shall initially be issued and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other action by the stockholders, except as otherwise required by law. Such initial issuance shall only be to the then holders of the Class B Common Stock.

              b. Subsequent Issuance. Following the initial issuance of the Class C Common Stock, the Board of Directors may only issue shares of the Class C Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class C Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock.

    6. Conversion of the Class B Common Stock. Each share of the Class B Common Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of the Common Stock. Any holder of shares of the Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such rights shall be exercised by the surrender of the certificate represent ing each share of the Class B Common Stock to be converted to the agent for the registration of transfer of shares of the Class B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the trans fer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of the Common Stock upon conversion of shares of the Class B Common Stock shall be made without charge for any stamp or other similar tax in re spect of such issuance. However, if any such certificate or cer tificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Common Stock convert ed, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as prac ticable after the surrender for conversion of a certificate or certificates representing shares of the Class B Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the trans fer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates repre senting the number of shares of the Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made imme diately prior to the close of business on the date of the surren der of the certificate or certificates representing shares of the Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of the Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any shares of the Class B Common Stock; provided, however, that if any shares of the Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of the Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of out standing shares of the Class B Common Stock, such number of shares of the Common Stock as may be issuable upon the conversion of all such outstanding shares of the Class B Common Stock, provided, the Corporation may deliver shares of the Common Stock which have previously been exchanged for shares of the Class B Common Stock, or which are held in the treasury of the Corporation for shares of the Class B Common Stock to be converted. If any shares of the Common Stock require registration with or approval of any gov ernmental authority under any federal or state law before such shares of the Common Stock may be issued upon conversion the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of the Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of the Common Stock may be listed at the time of such delivery. All shares of the Common Stock which may be issued upon conversion of shares of the Class B Common Stock will, upon issue, be fully paid and nonassessable.

    7. Conversion of the Class C Common Stock. Every three shares of the Class C Common Stock may at any time be converted at the election of the holder thereof into one fully paid and non assessable share of the Common Stock. Any holder of shares of the Class C Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discre tion. Such rights shall be exercised by the surrender of the certificate representing the shares of the Class C Common Stock to be converted to the agent for the registration of transfer of shares of the Class C Common Stock at its office, or to the Corpo ration at its principal executive offices, accompanied by a writ ten notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or cer tificates for shares of the Common Stock upon conversion of shares of the Class C Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of shares of the Class C

Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corpo ration the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Class C Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or cer tificates representing the number of shares of the Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Class C Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of the Class C Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any shares of the Class C Common Stock; provided, however, that if any shares of the Class C Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Class C Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of the Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Class C Common Stock, such number of shares of the Common Stock as may be issuable upon the conversion of all such outstanding shares of the Class C Common Stock, pro vided, the Corporation may deliver shares of the Common Stock which have previously been exchanged for shares of the Class C Common Stock, or which are held in the treasury of the Corporation for shares of the Class C Common Stock to be converted. If any shares of the Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of the Common Stock may be issued upon con version the Corporation will cause such shares to be duly reg istered or approved, as the case may be. The Corporation will endeavor to list shares of the Common Stock required to be de livered upon conversion prior to such delivery upon any national securities exchange or national market system on which the out standing shares of the Common Stock may be listed at the time of such delivery. All shares of the Common Stock which may be issued upon conversion of shares of the Class C Common Stock will, upon issue, be fully paid and nonassessable.

C. Preferred Stock. Except as provided in these Articles with respect to the Class A Non-voting Preferred Stock, the powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed by the Board of Directors in its sole discre tion, authority so to do being hereby expressly vested in such Board.

D. Issuance of the Common Stock, the Preferred Stock and the Class A Non-voting Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, the Preferred Stock and the Class A Non-voting Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Cer tificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.


              IN WITNESS WHEREOF, FONAR Corporation has caused this Certificate to be signed by its President and attested by its

Secretary, this 15th day of May, 1995.




                                  FONAR Corporation

                                  By:
                                      Raymond V. Damadian
                                      Raymond V. Damadian,
                                      President


ATTEST:


David B. Terry - Sec./Treas.
David B. Terry, Secretary

                            EXHIBIT 5

                 OPINION OF COUNSEL RE:  LEGALITY

                                       August 21, 1995



Fonar Corporation
110 Marcus Drive
Melville, NY  11747

Dear Sirs:

         I refer to the Registration Statement on Form S-8 to which this opinion is an Exhibit (the "Registration Statement"), being filed by Fonar Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: 5,000,000 shares of the Company's Common Stock issuable pursuant to non-statutory stock options which may be granted under the Company's 1995 Non-Statutory Stock Option Plan ("NSOP Common Stock") and 5,000,000 shares of the Company's Common Stock which may be issued pursuant to the Company's 1995 Stock Bonus Plan ("Bonus Common Stock").

         As counsel for the Company, I have examined the originals or photostatic or certified copies of such records, certificates and instruments of the Company, certificates of officers of the Company and of public officials and such other instruments and documents as I have deemed relevant and necessary for the purposes of rendering the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

         Based upon the foregoing, I am of the opinion that:


   (i) The NSOP Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Company's 1995 Non-Statutory Stock Option
Plan and the applicable options granted thereunder,
           will be legally issued, fully paid and non-assessable;
           and

   (ii) The Bonus Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Company's 1995 Stock Bonus Plan and any applicable bonus stock awards made thereunder will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.

                                       Very truly yours,

                                       Henry T. Meyer

                                       Henry T. Meyer, Esq.
                                       General Counsel
HTM/ri
M-2556

                           EXHIBIT 24.1

             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

             Consent of Certified Public Accountants


We consent to the use in this registration statement on Form S-8 of our report of the Consolidated Financial Statements of FONAR Corporation and Subsidiaries included in the annual report of FONAR Corporation on Form 10-K for the fiscal year ended June 30, 1994, which report is incorporated in this registration statement by reference.

The Consolidated Financial Statements consist of the Consolidated Balance Sheets as at June 30, 1994 and June 30, 1993 and the related Consolidated Statement of Operations, Stockholders' Equity and Cash Flows for the years ended June 30, 1994, 1993 and 1992 with related notes.



                                  Tabb, Conigliaro & McGann, P.C.
                                  Tabb, Conigliaro & McGann, P.C.


New York, New York
August 18, 1995

                           EXHIBIT 24.2

          (CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)

Consent of Counsel

              The consent of Henry T. Meyer, Esq. is included in his opinion filed as Exhibit 5 to this Registration Statement.

                           EXHIBIT 28.1

               1995 NON-STATUTORY STOCK OPTION PLAN

               1995 NON-STATUTORY STOCK OPTION PLAN


1.  Purposes of the Plan.

       The purposes of this Plan (the "Plan") are to assist FONAR Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries in attracting and retaining the services of key employees, non-employee directors, advisors and consultants, and to thereby secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by parties rendering valuable services to the Corporation. The Plan provides a means by which such parties may be given an opportunity, as an incentive to service or continued service to the Corporation or a subsidiary, to purchase shares of the Common Stock of the Corporation upon the exercise of non-statutory stock options.

       For the purposes of this Plan, the term "subsidiary" and/or "subsidiaries" shall mean any corporation of which the majority of the outstanding voting stock is owned directly or indirectly by the Corporation.

2.  Shares Subject to the Plan.

       Subject to the provisions of Section 9 of the plan, an aggregate of 5,000,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for issuance upon the exercise of options under the Plan.

       The shares to be issued upon the exercise of options under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation. If an option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the plan shall have been terminated, be added to the shares otherwise available for options under the Plan.

3.  Term of the Plan.

       Subject to the provisions of Section 10 and 11, the Plan shall commence effective as of April 1, 1995 and options granted under the Plan must be granted no later than March 31, 2005.

4.  Administration of the Plan.

       The Plan shall be administered by a committee which shall consist of three or such greater or lesser number of members, as shall be determined by the Board of Directors from time to time, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive options, or to whom options have been granted, may vote on any matters affecting the administration of the Plan or the granting of options under the Plan. Any action of the Committee may be taken by a written instrument signed by a majority of the members of the Committee then in office. Members of the Committee need not be members of the Board of Directors.

       Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion: (i) to determine the parties to receive options, the times when they shall receive options, the number of shares to be subject to each option, the exercise price for shares of Common Stock subject to each option, the term of each option, the date each option shall become exercisable in whole, in part or in installments, and, if in installments, the number of shares to be subject to each installment, the date each installment shall become exercisable and the term of each installment; to accelerate the date of exercise of any installment; to determine whether Common Stock may be issued upon exercise of an option as partly paid and, if so, the date when future installments of the exercise price shall become due and the amounts of such installments, and to determine the other terms and provisions of each option granted under the Plan; (ii) to construe and interpret the terms of the respective option certificates and the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations deemed by it necessary or advisable for administering the Plan. At the time of the issuance of any option pursuant to the Plan, the Committee or the Board of Directors, as the case may be, in lieu of specifying an exercise price or prices, or if the option is to be exercised in installments, in lieu of specifying the date an installment or installments shall become exercisable, may establish such formulas, criteria or contingencies pursuant to which the exercise price or the exercise date may be determined. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4, shall be final and conclusive.

5.  Eligibility and Selection.

       The Committee or the Board of Directors, as the case may be, shall have sole and absolute discretion to issue options under the Plan to reward employees, nonemployee directors, advisors and consultants for services rendered or to be rendered to or for the benefit of the Corporation or any of its subsidiaries. In determining the parties to whom options shall be granted under the Plan and the number of shares of Common Stock as to which options may be granted to such a party, the Committee or the Board of Directors, as the case may be, shall consider the duties of the recipients, their present and potential contributions to the success of the business of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such options and the interests of the Corporation. A party may receive more than one option under the Plan.

6.  Nonstatutory Stock Options.

       (a) Each option granted under the Plan (the "Option"), and the terms and conditions thereof, shall be evidenced by a written stock option certificate (the "Certificate") which shall be duly executed by the Corporation and acknowledged and accepted by the recipient; provided that to the extent permitted by law and consistent with the terms and conditions of the Plan and option, the Committee or the Board of Directors may make such modifications in the terms and conditions of the Option as it shall deem necessary or advisable.

       (b) Each Option under the Plan (i) shall specify the exercise price (or the basis on which it is to be determined) per share of Common Stock; (ii) shall be exercisable during a period no longer than ten (10) years from the date on which it is granted, as determined by the Committee or the Board of Directors at the time of grant; (iii) shall be exercisable at such time or times as may be determined by the Committee or the Board of Directors at the time of grant (or the basis on which such time or times shall be determined); (iv) shall not be transferable by the holder of the Option (other than by will or the laws of descent and distribution), and shall be exercisable during the lifetime of the holder of the Option only by such holder, unless the terms of the Option shall otherwise provide and (v) shall contain such other terms and conditions or be in such other form as may be determined by the Committee or the Board of Directors at the time of grant, provided that such other terms and conditions shall be permitted by law and shall not be inconsistent with the Plan. To the extent permitted by law, and without limitation to the foregoing, the Committee or Board of Directors may make such modifications in the provisions of any particular Option under the Plan as it shall deem advisable.

       (c) The Options issuable under this plan are not intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

7.  Exercise of Options.

       Each Option shall be exercised, in whole or in part, as to such number of shares of Common Stock and at such time or times in accordance with the terms of the Option. Options shall be exercised only by the giving by the holder thereof of written notice to the Corporation at its principal office, or at such other office as may be designated by the Corporation, specifying the number of shares purchased and accompanied by payment in full by certified or bank cashier's check, or by any other property, or in any other form specified in the Certificate, or as may be acceptable to the Committee or the Board of Directors, as the case may be. Certificates representing the shares of stock purchased upon exercise shall be issued as promptly as practicable thereafter. The holder of an Option shall not have any of the rights of a stockholder of the Corporation with respect to the shares of Common Stock issuable upon exercise of the Option until one or more certificates evidencing such shares of Common Stock shall have been issued to the holder of the Option. In no event may a fraction of a share be purchased or issued under the Plan.



8.  Non-Transferability of Options.

       Options shall not be transferable other than by the last will and testament of the holder of the Option or the applicable laws of descent and distribution, and during the lifetime of the holder, Options may be exercised only by the holder thereof. Options may not be assigned, sold, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan, and shall not be subject to execution, attachment or similar process.

       Any assignment, sale, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan or the terms of the Option, or any levy or execution, attachment or other process attempted upon an Option, will be null and void and without effect. Any attempt to make any such assignment, sale, transfer, pledge, hypothecation or other disposition of any Option or any attempt to make any such levy, execution, attachment or other process will cause the Option to be terminated immediately upon the happening of any such event if the Corporation, at any time, should, in the sole discretion of the Committee or the Board of Directors, so elect, by written notice to the person then entitled to exercise the Option; provided that any such termination of the Option under the foregoing provisions of this Section 8 will not prejudice any rights or remedies which the Corporation or any subsidiary may have under the Plan, any Stock Option Certificate, or otherwise.

9.  Adjustments.

       Unless the terms of the Option shall otherwise provide, if
(a) the Corporation shall declare a dividend payable in, or shall subdivide or combine its Common Stock, or (b) any other event, such as a recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, shall occur which in the judgment of the Committee or the Board of Directors necessitates action by way of adjusting the terms of the outstanding Options, the Committee or the Board of Directors, as the case may be, shall take any such action as in its judgment shall be necessary to preserve to the holders of Options rights substantially proportionate to the rights existing prior to such event. Such action shall include, where deemed appropriate, an increase or decrease in the number of shares of Common Stock subject to Options outstanding under the Plan and the aggregate number of shares of Common Stock available under Section 2 of the Plan for issuance upon exercise of Options. The determination of the Committee or the Board of Directors, as the case may be, with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each holder of an Option under the Plan.

10.  Termination and Amendment of the Plan.

       Unless sooner terminated, as hereinafter provided, this Plan shall terminate at 11:59 p.m. on March 31, 2005, and no Options shall be granted hereunder after that date. The Board of

Directors may terminate or amend this Plan at any time without notice, or make such modifications of this Plan as it shall deem advisable; provided that the Committee and Board of Directors may not permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms thereof.
No termination, amendment or modification of the Plan, without the consent of the person to whom any Option has been granted, may adversely affect the rights of such person under any unexercised portion of such Option.

11.  Substitutions and Assumptions of Options of Certain
Constituent Corporations.

       Anything in this Plan to the contrary notwithstanding, the Board of Directors may substitute new Options for prior Options of a constituent corporation (as hereinafter defined) or assume the prior options of such constituent corporation. The term "constituent corporation" shall mean any corporation which has been merged into or consolidated with the corporation, or whose assets or stock have been purchased or acquired by or liquidated into the Corporation or by or into one or more subsidiaries of the Corporation, or any parent or any subsidiary or any such corporation.

12.  Indemnification of the Committee.

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or director, as the case may be, is liable for negligence or misconduct in the performance of his duties; provided that within 10 days after institution of any such action, suit or proceeding a Committee member or director, as the case may be, shall offer the Corporation in writing the opportunity, at its own expense, to handle and defend the same.

13.  Effectiveness of the Plan.

       The Plan shall become effective on April 1, 1995.


M-2543

                           EXHIBIT 28.2

                      1995 STOCK BONUS PLAN

                      1995 STOCK BONUS PLAN


1.  Purposes of the Plan.

       The purpose of this Stock Bonus Plan (the "Plan") is to assist FONAR Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries (as hereinafter defined) in attracting and retaining the services of key employees, non-employee directors, officers, advisors and consultants, and to secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by parties who are responsible for the continuing growth and success of the Corporation and its subsidiaries.

       For the purposes of this plan, the term "subsidiary" and/or "subsidiaries" shall mean any corporation of which the majority of the outstanding voting stock is owned directly or indirectly by the Corporation.

2.  Shares Subject to the Plan.

       Subject to the provisions of Section 7 of the Plan, an aggregate of 5,000,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for the issuance under the Plan as compensation for services to the Corporation ("Bonus Stock").

       The shares to be issued as Bonus Stock under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation.

3.  Term of the Plan.

       Subject to the provisions of Section 8 and 10, the Plan shall commence effective as of April 1, 1995, and Bonus Stock awarded under the Plan must be issued no later than March 31, 2005.

4.  Administration of the Plan.

       The Plan shall be administered by a committee which shall consist of three or such greater or lesser number of members, as determined by the Board of Directors from time to time, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive Bonus Stock, or to whom Bonus Stock has been granted, may vote on any matters affecting the administration of the plan or the granting of Bonus Stock under the Plan. Any action of the Committee may be taken by a written instrument signed by a majority of the members of the Committee then in office. Members of the Committee need not be members of the Board of Directors.

       Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion: (i) to determine the parties to receive Bonus Stock, the times when they shall receive such awards, the number of shares to be issued, and the time, terms and conditions of the issuance of any such shares; (ii) to construe and interpret the terms of the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4 shall be final and conclusive.

5.  Eligibility and Selection.

       The Committee or the Board of Directors, as the case may be, shall have sole and absolute discretion to issue Bonus Stock under the Plan to reward employees, non-employee directors, advisors and consultants for services rendered or to be rendered to or for the benefit of the Corporation, or any of its subsidiaries (the grant of Bonus Stock under this Plan shall be
referred to as a "Bonus Stock Award").   In determining the
parties to whom Bonus Stock Awards shall be granted under the Plan and the number of shares of Common Stock which may be granted to such persons, the Committee or the Board of Directors, as the case may be, shall consider the duties of the parties, their present and potential contributions to the success of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such Bonus Stock and the interests of the Corporation. A party may receive more than one Bonus Stock Award under the Plan.

6.  Bonus Stock Awards.

       (a) The Committee or the Board of Directors, as the case may be, shall determine for each party chosen to participate in the Plan ("Participant") the number of shares of Common Stock to be covered by each Bonus Stock Award and the installments, if any, in which the Bonus Stock will be granted.

       (b) The Committee or the Board of Directors shall determine the terms, conditions and restrictions, if any, to which such Bonus Stock or its issuance will be subject. Any restrictions imposed shall be evidenced by a written agreement executed by the Participant. Such agreement shall also include any terms and conditions required by applicable securities laws.

       (c) The Corporation shall deliver to the Participant on the date specified, or as soon thereafter as is practicable, the number of shares of Common Stock specified in such Participant's Bonus Stock Award, subject to and in accordance with the Bonus Stock Award.

       (d) Bonus Stock Awards shall not be transferable other than by the last will and testament of the holder of the Bonus Stock Award or the applicable laws of descent and distribution. Bonus Stock Awards may not be assigned, sold, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan and shall not be subject to execution, attachment or similar process.

7.  Dilution and Other Adjustments.

       In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, or other similar corporate change, the Committee or the Board of Directors, as the case may be, shall make such adjustments as it, in its absolute discretion, deems equitable in the number of kind of shares of Common Stock authorized by the Plan and, with respect to outstanding shares of Common Stock covered by Stock Bonus Awards but not yet issued, in the number of kind of stock covered by Stock Bonus Awards made under the Plan.




8.  Termination and Amendment of the Plan.

       Unless sooner terminated, as hereinafter provided, this

Plan shall terminate at 11:59 p.m. on March 31, 1995, and no Bonus Stock shall be granted hereunder after that date. The Board of Directors may terminate or amend this Plan at any time without notice, or make such modifications of this Plan as it shall deem advisable. No termination, amendment or modification of the Plan may adversely affect the rights of any party to whom a Bonus Stock Award has been made without such party's consent.

9.  Indemnification.

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Bonus Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or director, as the case may be, is liable for negligence or misconduct in the performance of his duties; provided that within 10 days after institution of any such action, suit, or proceeding a Committee member or director, as the case may be, shall offer the Corporation in writing the opportunity, at its own expense, to handle and defend the same.

10.  Effectiveness of the Plan.

       The Plan shall become effective on April 1, 1995.